Exhibit 99.1

Faraday Future’s First Production FF 91 Vehicle Comes off the line at its FF ieFactory California, and Kicks off the Final Launch & Delivery Campaign

•	The Company will utilize best practices when it comes to aided and autonomous assembly, combined with high-end craftsmanship to ensure the highest quality and satisfaction for the end user.
•	This occasion marks the first event of the Company’s final launch and delivery campaign and a new chapter in the Company’s development.

Hanford, CA (April 14, 2023) -- Faraday Future Intelligent Electric Inc. (Nasdaq: FFIE) ("Faraday Future", “FF” or "Company"), a California-based global shared intelligent electric mobility ecosystem company, today announced the completion of its first production build vehicle, FF91 Futurist, coming off its production line at its FF ieFactory located in Hanford, California. This follows its recently announced official start of production (SOP) of the all-new Ultimate Intelligent TechLuxury FF 91 Futurist Alliance.

A link to the video highlighting the FF 91 build and subsequent off the line event can be viewed here: https://www.youtube.com/live/HUFGgdah-g8?feature=share

The first FF 91 Futurist off the line is a historical milestone that marks a key manufacturing highlight for Faraday Future. It marks a turning point from testing, tooling, and construction to realizing the dream of producing the first true all abilities, all-in-one vehicle that will break new boundaries in the ultra-luxury car market. This also signifies that FF has achieved its first off-the-line complete production vehicle, verifying the Company's production and system processes.

Quality is at the core of everything the Company does and with this level of care, along with the first official production car coming off-the-line by implementing strict production processes and quality requirements. The Company will constantly produce new production vehicles starting today and following industry best practice continuously improve and optimize product quality to lay a solid foundation for increasing production capacity, improving efficiency, and enhancing quality in subsequent stages.

The first vehicle rolling off the line today has changed significantly since the FF 91 was initially revealed. It now boasts a number of updates including brand-new core subsystems and technology platform which have undergone many rounds of iterations and upgrades, both in terms of hardware and software. More details will be unveiled in the upcoming product launch event.

“Today, the line-off of our first production vehicle marks another major milestone in the history of Faraday Future, and hopefully, one of the most important milestones in the tech revolution of future mobility. We could never have accomplished this without our incredible team. Congratulations to everyone who has played a part in this achievement,” said YT Jia, FF’s founder and CPUO. “It has been an incredible journey for me to have led FF through hardships and obstacles to this point, and I am sincerely grateful to all the FF Futurists who have stuck by us through thick and thin.”

The FF ieFactory California, where the FF 91 Futurist is built, is a 1.1 million sq. ft facility strategically located between the technology hubs of Silicon Valley and Los Angeles in the Central Valley of California. It’s synonymous with a new class of production facilities where intelligent, connected, and electrified products are created, and become part of a larger connected, shared user ecosystem. FF is creating a state-of-the-art facility using highly skilled craftsmanship and leading-edge automation to rival the top luxury automakers around the world and also has the ability to personalize each vehicle to meet the style and functionality requirements of each FF 91 user.

“The first car was successfully assembled, and the core software system operated smoothly. This marked the first time in FF's history that its established production process was completed. This represents that FF has mastered the entire process from styling, design, research and development, testing to industrialization, thanks to the full support and high-quality delivery of more than 200 global suppliers,” said Xuefeng Chen, Global CEO of Faraday Future. “Through the successful completion of SOP and the first production vehicle coming off-the-line, it also helped FF transition from a project-oriented phase to an operational phase with the goal of production and delivery.”

The Company recently announced its three-phase delivery plan for the FF 91 vehicle. The first phase to start the Company’s delivery plan of its FF 91 vehicle is the “Industry Expert Futurist Product Officer (FPO) Co-Creation Delivery”. In this first phase, the Industry Expert FPO(s) will pay in full for these FF 91 vehicles in order to reserve the vehicle and be trained in the use of the vehicle. The Industry Expert FPO(s) will take possession of the reserved FF 91 vehicle at the beginning of the second phase. The Company expects this first phase to begin at the end of May.

The second phase in the Company’s delivery plan of its FF 91 vehicle is the “FPO Co-Creation Delivery.” In this second phase, FPO(s) will pay in full for the FF 91 vehicles and will take possession of the FF 91 vehicles.

Following the second phase, the third phase in the Company’s delivery plan of its FF 91 vehicle is the “Full Co-Creation Delivery.” In this third phase, the Company will deliver FF 91 vehicles to all spire users that pay in full for the FF 91 vehicles.

This three-phase delivery plan allows the most flexibility for our manufacturing operations and market demand, while delivering the best product to our users. This will also help to mitigate any production capacity shortfalls versus anticipated market demand.

FF 91 Vehicle

The FF 91 Vehicle is the only Ultimate Intelligent TechLuxury electric vehicle embodying the next-gen disruptive technology, tailored for the ultra-spire user. The FF 91 Vehicle features an industry-leading 1,050 horsepower, an EPA-certified range of 381 miles, and 0-60 mph acceleration in 2.27 seconds. It provides users a unique rear cabin intelligent Internet system, and a revolutionary user experience designed to create a mobile, connected, intelligent, and luxurious third Internet living space and user mobility ecosystem. Significant recent upgrades of systems and components to FF 91 – both in the EV area (powertrain, battery, charging, chassis, and interior) and I.A.I. area (Computing, sensing, communication, user interface) make FF 91 a leader in the ultra-luxury segment. The FF 91 Vehicle is the Company’s first production vehicle and flagship model that will be offered in both the U.S. and China markets.

Users can preorder an FF 91 Vehicle via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App (English): https://apps.apple.com/us/app/id1454187098 or https://play.google.com/store/apps/details?id=com.faradayfuture.online, (Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car industry. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

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NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include, among other things, statements regarding the anticipated start of delivery (SOD) plan and timing for our FF 91 Futurist vehicle (including required parts and completion of crash tests), additional funding and timing for receipt thereof, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the Amended Shareholder Agreement between the Company and FF Top, dated as of January 13, 2023, complies with the listing requirements of The Nasdaq Stock Market LLC, the market performance of the shares of the Company’s common stock; the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company’s ability to timely satisfy the conditions precedent and close on the various financings previously disclosed by the Company and any future financings and timely receive required parts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; whether the Company and the City of Huanggang could agree on definitive documents to effectuate the non-binding Cooperation Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended; the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; recent cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain directors and employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed on March 20, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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